EXHIBIT 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
@TV Media, LLC	Delaware
atTV Media, LLC	Delaware
Disc Publishing, Inc.	Utah
Durham & Company	Utah
Assam S.A.	France
CIM/TVG, LLC (50% owned)	Delaware
Continental Paper Company	Delaware
DirectCom Networks, Inc.	Delaware
EuroMedia Group, Inc.	Delaware
Gemstar (B.V.I.) Limited	British Virgin Islands
Gemstar Development Corporation	California
Gemstar Development Limited	United Kingdom
Gemstar eBook GmbH	Germany
Gemstar eBook Group Limited	California
Gemstar eBook Publishing, Inc.	California
Gemstar eBook Technologies, Inc.	California
Gemstar Holdings, Inc	California
Gemstar Marketing GmbH	Germany
Gemstar Marketing, Inc	California
Gemstar Multimedia Ltd.	Japan
Gemstar Technology Development Limited	Hong Kong
Gemstar Technology, Inc	California
Gemstar-TV Guide Company Ltd.	Hong Kong
Gemstar-TV Guide Interactive, Inc.	Delaware
G-TV Guide, LLC	California
I Holdings, Inc.	Delaware
Index Systems Inc.	British Virgin Islands
Index Systems (Canada) Inc.	Canada
InfoMedia, S.A. (75% owned)	Luxembourg
Interactive Prevue Guide, Inc.	Delaware
Interactive Program Guide, Inc. (50% owned)	Japan
Interactive Sports Holdings, Inc.	Delaware
IPG Group, Inc.	Delaware
IPG International, Inc.	Delaware
Les Editions 00h00 S.A.	France
LMC Netlink Corporation	Colorado
MYR Holdings, Inc.	Delaware
Netlink USA	Colorado
Norpak Corporation (73% owned)	Canada
NuvoMedia GmbH	Germany
NuvoMedia, Inc.	California
ODS Properties, Inc.	Delaware
ODS Technologies, LP (97.5% owned)	Delaware
Online Ventures-A, Inc.	Delaware
PM Holdings, Inc.	Delaware
Prevue Ventures, Inc.	Delaware

LIST OF SUBSIDIARIES OF THE REGISTRANT
(CONTINUED)

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
SkyMall, Inc.	Delaware
Skymall.com, Inc.	Nevada
Skymall Media Ventures	Nevada
Skymall Ventures, Inc.	Nevada
Sneak Holdings, Inc.	Delaware
Sneak Prevue, LLC	Oklahoma
Sneak Resources, Inc.	Delaware
SNTV Holdings, Inc.	Delaware
SoftBook Press, Inc.	California
SpaceCom Systems, Inc.	Delaware
StarSight Telecast, Inc.	California
Superstar/Netlink Group LLC (80% owned)	Delaware
TDN, Inc. (79% owned)	Delaware
Telluride Cablevision, Inc.	Delaware
TV Guide Affiliate Sales, Inc.	Delaware
TV Guide Data Services, Inc.	Delaware
TV Guide Direct, Inc.	Delaware
TV Guide Distribution, Inc.	Delaware
TV Guide Enterprise Solutions, Inc.	Delaware
TV Guide Entertainment Group, Inc.	Delaware
TV Guide Interactive Group, Inc.	Delaware
TV Guide Interactive, Inc.	Delaware
TV Guide International IPG, Inc.	Delaware
TV Guide International, Inc.	Delaware
TV Guide Magazine Group, Inc.	Delaware
TV Guide Media Sales, Inc.	Delaware
TV Guide Networks, Inc.	Delaware
TV Guide Online, Inc.	Delaware
TV Guide Productions, Inc.	Delaware
TV Guide Properties, Inc.	Delaware
TV Guide Resources, Inc.	Delaware
TV Guide Technology Ventures, Inc.	Delaware
TV Guide, Inc.	Delaware
TVG-PMC, Inc.	Delaware
TVSM Publishing, Inc.	Delaware
TVSM, Inc.	Delaware
United Video Properties, Inc.	Delaware
United Video, LLC	Delaware
United Video TV, Inc.	Delaware
UV Acquisition Subsidiary, Inc.	Delaware
UV Corp.	Delaware
UV Interactive, Inc.	Delaware
UV Ventures, Inc.	Delaware
UVSG Companies, GP	Oklahoma
UVTV-A, Inc.	Delaware
UVTV-X, Inc.	Delaware
VCR Index Systems B.V.	Netherlands

LIST OF SUBSIDIARIES OF THE REGISTRANT
(CONTINUED)

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION
VideoGuide, Inc.	Delaware
WCI Holdings, Inc.	Delaware
Westlink, Inc.	Colorado

All subsidiaries are 100% owned unless otherwise noted.